Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Stephanie Carrington/Nick Laudico
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7017/7030
858-909-1800	scarrington@theruthgroup.com
investorrelations@nuvasive.com	nlaudico@theruthgroup.com

NUVASIVE REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

Second Quarter Highlights:

•                  Generated revenues of $15.0 million - up 70.7% year-over-year and 15.1% quarter-over-quarter

•                  Gross profit increased to $11.9 million- up 87.4% year-over-year and 13.6% quarter-over-quarter

•                  Gross margin was 78.9% including an acquisition related charge of $497,000

•                  Surgeons trained on MAS Platform totaled 119 – up 221.6% year-over-year and 30.7% quarter-over-quarter

•                  Launched SpheRx™ DBR™ minimally disruptive fixation system

•                  Acquired advanced dynamic cervical plate and related technology

•                  Filed IDE for Cerpass™ cervical total disc replacement

SAN DIEGO, July 28, 2005 – NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today second quarter financial results for the period ended June 30, 2005.

The Company reported second quarter revenues of $15.0 million, a 70.7% increase over the $8.8 million for the second quarter of 2004 and a 15.1% increase over the $13.1 million for the first quarter of 2005.  Maximum Access Surgery (MAS) revenues for the second quarter were $12.6 million, an increase of 103.5% from the second quarter of 2004, and an increase of 26.5% from the first quarter of 2005.

Gross profit for the second quarter of 2005 was $11.9 million with a gross margin of 78.9%, including a charge of $497,000 for the write-off of investments in fixed assets and inventory related to the initial alpha/beta testing of the Company’s cervical plate under development. Excluding this charge, non-GAAP gross profit for the second quarter of 2005 was $12.4 million with a gross margin of 82.2%, compared with a gross profit of $6.3 million with a gross margin of 71.8% in the second quarter of 2004. For the first quarter of 2005, gross profit was $10.4 million with a gross margin of 79.9%.  The continued strong gross margin for the second quarter of 2005 was due primarily to the product revenue mix of 83.5% MAS revenues and 16.5% classic fusion revenues and to the mix of products within MAS, specifically NeuroVision and MaXcess disposables, and specialized implants.

Total operating expenses for the second quarter of 2005 were $16.3 million, compared with $10.8 million in the second quarter of 2004 and $14.3 million in the first quarter of 2005.  Total non-GAAP operating expenses, excluding stock-based compensation expense and the charges detailed in the next paragraph, for the second quarter of 2005 were $15.0 million, compared with $8.9 million in the second quarter of 2004 and $13.4 million for the first quarter of 2005.  The quarter-over-quarter increase reflects continued investment in the Company’s next generation MAS products, accelerated surgeon and sales representative training, and marketing and trade show related costs. Included in the quarter-over-quarter increase is additional sales and marketing expenses related to the Company’s program to transition its distributor network toward exclusivity.

The Company recorded charges of $904,000 in the second quarter.  A charge to cost of goods sold of  $497,000 was recorded for investments in fixed assets and inventory for the initial alpha/beta testing of the Company’s cervical plate that was under internal development. The cervical plate was replaced by the acquisition of intellectual property and related assets for cervical plate technology from RSB Spine LLC. The Company also recorded charges to general and administrative expenses totaling $407,000 during the second quarter, $237,000 of which was related to due diligence costs associated with an abandoned technology acquisition, and $170,000 for certain legal expenses.

On a GAAP basis for the three-month period ended June 30, 2005, the Company reported a net loss of $4.1 million, or $0.17 per share. On a non-GAAP basis, second quarter net loss, excluding the above acquisition-related charges and stock based compensation, was $2.3 million, or $0.10 per share.

Cash, cash equivalents and short-term investments were $40.8 million at June 30, 2005.

Alexis V. Lukianov, Chairman and Chief Executive Officer, said, “Our strong second quarter results reflect the considerable progress we continue to make in penetrating the spine surgeon marketplace with our MAS platform. During the quarter, we trained a total of 119 surgeons in our cadaver operating facility and remain well on track to achieve our stated goal of over 425 surgeons trained for the year. We are particularly pleased with the advancements we have made to acquire and introduce new technology. Our acquisition of an advanced dynamic cervical plate, re-launched as ‘SmartPlate Gradient CLP’, increases our product breadth bringing greater opportunity of increased distributor exclusivity. The recently launched SpheRx™ DBR percutaneous pedicle screw system has received positive feedback from surgeons since its launch in the second quarter. Most recently, we filed an IDE with the FDA for Cerpass™, our cervical total disc replacement product. The quarterly developments involved one-time charges and increased expenses that we view as investments in our long-term goal of becoming the leading, independent company focused solely on minimally disruptive surgical treatments of the spine.”

For the full year 2005, the Company increased revenue guidance to be in the range of $61 million to $62 million, from its previous guidance range of $59 million to $61 million.

Non-GAAP Information

Management uses certain non-GAAP financial measures, such as non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude the following charges: (i) stock based compensation, (ii) the write-off of investments in fixed assets and inventory related to the initial alpha/beta testing of the Company’s cervical plate under development and (iii) certain other amounts which management has determined should not be considered in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations.  Management believes that although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies.

Conference Call

NuVasive will hold a conference call at 5:30 p.m. EDT / 2:30 p.m. PDT to discuss the results.  The dial-in numbers are (877) 407-4018 for domestic callers, and (201) 689-8471 for international.  A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.

After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through August 26, 2005.  In addition, a telephonic replay of the call will be available until August 18, 2005.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 3055 and conference ID number 161335.

About NuVasive

NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS™, as well as classic fusion implants.

The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product

offerings—NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade design retraction system; and specialized implants, like SpheRx™ and CoRoent™—that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s classic fusion portfolio is comprised predominantly of proprietary saline packaged bone allografts and internal fixation products. NuVasive also has a robust R&D pipeline emphasizing both MAS and motion preservation products such as Total Disc Replacement (TDR).

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the risk that our revenue projections may turn out to be incorrect because of unanticipated difficulty in selling our products; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of our products to patients and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NUVASIVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$5,173	$8,560
Short-term investments	35,607	50,593
Accounts receivable, net	9,070	6,770
Inventory, net	9,311	5,249
Prepaid expenses and other current assets	1,333	826
Total current assets	60,494	71,998
Property and equipment, net	14,631	8,725
Intnagible assets, net	8,160	—
Other assets	40	29
Total Assets	$83,325	$80,752

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,231	$6,202
Accrued payroll and related expenses	3,630	3,135
Current portion of obligations under capital leases	—	5
Total current liabilities	11,861	9,342
Obligations under capital leases, less current portion	—	13
Other long-term liabilities	1,694	—
Stockholders equity:
Common stock	24	24
Additional paid-in capital	158,122	153,323
Deferred compensation	(2,203)	(3,441)
Accumulated other comprehensive loss	(42)	(43)
Accumulated deficit	(86,131)	(78,466)
Total stockholders’ equity	69,770	71,397
Total liabilities and stockholders’ equity	$83,325	$80,752

NUVASIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
	GAAP Basis	Adjustments		Non-GAAP Basis	GAAP Basis	Adjustments		Non-GAAP Basis

Revenues:
MAS	$12,557			$12,557	$6,171			$6,171
Classic Fusion	2,479			2,479	2,638			2,638
Total revenues	15,036	—		15,036	8,809	—		8,809
Cost of goods sold	3,178	(497	)B	2,681	2,481			2,481
Gross profit	11,858	497		12,355	6,328	—		6,328

Operating expenses:
Research and development	2,454			2,454	1,616			1,616
Sales and marketing	8,965			8,965	4,853			4,853
General and administrative	3,989	(407	)C	3,582	2,469			2,469
Stock-based compensation	905	(905	)A	—	1,845	(1,845	)A	—
Total operating expenses	16,313	(1,312)		15,001	10,783	(1,845)		8,938
Interest income (expense), net	345			345	(11)			(11)
Other expense, net	—	—		—	—
Net loss	$(4,110)	$1,809		$(2,301)	$(4,466)	$1,845		$(2,621)

Historical net loss per share:
Basic and diluted	$(0.17)			$(0.10)	$(0.34)			$(0.20)
Weighted average shares- basic and diluted	24,090			24,090	13,188			13,188

A -       Stock-based compensation

B -         Write-off of investments in fixed assets and inventory related to the initial alpha/beta testing of the Company’s own cervical plate under development.  These were written-off as a result of the RSB Spine acquisition.

C -         Due diligence costs associated with an abandoned technology acquisition and legal costs related to specific and unusual matters that are not expected to be ongoing and that management has determined should not be considered in evaluating the continuing operations of the Company.

NUVASIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
	GAAP Basis	Adjustments		Non-GAAP Basis	GAAP Basis	Adjustments		Non-GAAP Basis

Revenues:
MAS	$22,480			$22,480	$10,974			$10,974
Classic Fusion	5,620			5,620	5,423			5,423
Total revenues	28,100	—		28,100	16,397	—		16,397
Cost of goods sold	5,805	(497	)B	5,308	4,685			4,685
Gross profit	22,295	497		22,792	11,712	—		11,712

Operating expenses:
Research and development	4,611			4,611	3,178			3,178
Sales and marketing	16,450			16,450	8,604			8,604
General and administrative	7,740	(407	)C	7,333	4,554			4,554
Stock-based compensation	1,844	(1,844	)A	—	3,978	(3,978	)A	—
Total operating expenses	30,645	(2,251)		28,394	20,314	(3,978)		16,336
Interest income (expense), net	685			685	(79)			(79)
Other expense, net	—			—	(11)			(11)
Net loss	$(7,665)	$2,748		$(4,917)	$(8,692)	$3,978		$(4,714)

Historical net loss per share:
Basic and diluted	$(0.32)			$(0.20)	$(1.17)			$(0.64)
Weighted average shares- basic and diluted	24,006			24,006	7,418			7,418

A -  Stock-based compensation

B -   Write-off of investments in fixed assets and inventory related to the initial alpha/beta testing of the Company’s own cervical plate under development. These were written-off as a result of the RSB Spine acquisition.

C -   Due diligence costs associated with an abandoned technology acquisition and legal costs related to specific and unusual matters that are not expected to be ongoing and that management has determined should not be considered in evaluating the continuing operations of the Company.

NUVASIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Q105	Q205	YTD

Net loss	$(3,555)	$(4,110)	$(7,665)
Add back Non-Cash Expenses
Depreciation and amortization	681	874	1,555
Write-off of cervical plate inventory	—	497	497
Stock-based compensation	939	905	1,844
Other non-cash adjustments	198	(64)	134
Changes in operating assets and liabilities:
Accounts receivable	(1,251)	(1,050)	(2,301)
Inventory	(971)	(2,815)	(3,786)
Other current and long term assets	(9)	(509)	(518)
Accounts payable and accrued liabilities	2,215	(776)	1,439
Accrued payroll and related expenses	(670)	1,140	470
Net cash used in operating activities	(2,423)	(5,908)	(8,331)

Investing activities:
Cash paid for business combinations	—	(3,800)	(3,800)
Purchases of property and equipment	(4,252)	(2,679)	(6,931)
(Purchases) Sales of short-term investments, net	14,389	597	14,986
Net cash provided by (used in) investing activities	10,137	(5,882)	4,255

Financing activities:
Payment of capital leases	(1)	(17)	(18)
Issuance of common stock	98	609	707
Net cash provided by financing activities	97	592	689

Increase (decrease) in cash and cash equivalents	7,811	(11,198)	(3,387)

Cash and cash equivalents at beginning of period	8,560	16,371	8,560
Cash and cash equivalents at end of period	$16,371	$5,173	$5,173